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                                  EXHIBIT 23.3

                       CONSENT OF COOPERS & LYBRAND L.L.P.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 23, 1995, on our audit of the consolidated financial statements and financial statement schedule of Silicon Valley Research, Inc. for the year ended March 31, 1995 appearing on page 3 of Exhibit
99.1 of Silicon Valley Research, Inc.'s Form 8-K dated September 17, 1997.

/s/Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.
San Jose, California
September 17, 1997




























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